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Exhibit 99.2

        INTERVAL ACQUISITION CORP.

OFFER TO EXCHANGE
$350,000,000 PRINCIPAL AMOUNT OF 5.625% SENIOR NOTES DUE 2023
AND THE RELATED GUARANTEES
WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR

$350,000,000 PRINCIPAL AMOUNT OF 5.625% SENIOR NOTES DUE 2023
AND THE RELATED GUARANTEES
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

PURSUANT TO THE PROSPECTUS DATED                        , 2016

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2016, UNLESS EXTENDED.

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        As described in the enclosed prospectus, dated                        , 2016, (as the same may be amended or supplemented from time to time, the "prospectus"), and letter of transmittal (the "letter of transmittal"), Interval Acquisition Corp. (the "Company") and certain subsidiaries and the parent of the Company (collectively, the "Guarantors") are offering to exchange (the "exchange offer") an aggregate principal amount of $350,000,000 of the Company's 5.625% Senior Notes due 2023, including the related guarantees thereof by the Guarantors (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 5.625% Senior Notes due 2023, including the guarantees thereof by the Guarantors (the "restricted notes"), from the registered holders thereof (the "holders"). The exchange offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement, dated as of April 10, 2015, by and among the Company, the Guarantors and Wells Fargo Securities, LLC, as representative of the several initial purchasers named on Exhibit A to the Purchase Agreement dated April 2, 2015 by and among the Company, the Guarantors and Wells Fargo Securities, LLC. Terms not defined herein shall have the respective meanings ascribed to them in the prospectus.

        WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD RESTRICTED NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD RESTRICTED NOTES REGISTERED IN THEIR OWN NAMES. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                  , 2016, UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER (THE "EXPIRATION DATE").

        The Company will not pay any fees or commissions to you for soliciting tenders of restricted notes pursuant to the exchange offer. The Company will pay all transfer taxes, if any, applicable to the tender of restricted notes to it or its order, except as otherwise provided in the prospectus and the letter of transmittal.

        Enclosed are copies of the following documents:

          1.     A form of letter which you may send, as a cover letter to accompany the prospectus and related materials, to your clients for whose accounts you hold restricted notes registered in your name or the name of your nominee, with space provided for obtaining the client's instructions regarding the exchange offer.

          2.     The prospectus.

          3.     The letter of transmittal for your use in connection with the tender of restricted notes and for the information of your clients, including a Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Form W-9 (providing information relating to U.S. federal income tax backup withholding).

          4.     A form of notice of guaranteed delivery.

          5.     Return envelopes addressed to HSBC Bank USA, National Association, (the "exchange agent") for the restricted notes.

        Your prompt action is requested. Tendered restricted notes may be withdrawn, subject to the procedures described in the prospectus, at any time prior to 5:00 p.m., New York City time, on the expiration date.

        To participate in the exchange offer, certificates for restricted notes, together with a duly executed and properly completed letter of transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such restricted notes into the account of the exchange agent, at The Depository Trust Company, with any required signature guarantees, and any other required documents, must be received by the exchange agent by the expiration date as indicated in the prospectus and the letter of transmittal.

        If holders of the restricted notes wish to tender but it is impracticable for them to forward their restricted notes prior to the expiration date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the prospectus and in the letter of transmittal.

        Additional copies of the enclosed material may be obtained from the exchange agent at its address or telephone number set forth on the first page of the letter of transmittal.

Very truly yours,
INTERVAL ACQUISITION CORP.

        Nothing contained herein or in the enclosed documents shall constitute you or any person as an agent of Interval Acquisition Corp. or the exchange agent, or authorize you or any other person to use any document or make any statements on behalf of either of them in connection with the exchange offer, other than the documents enclosed herewith and the statements expressly contained therein.

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  Exhibit 99.2